Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-288824) on Form F-3 and registration statement (No. 333-287017) on Form S-8 of our report dated April 30, 2024, except for the effects of discontinued operations of ACT Genomics discussed in note 10, as to which the date is April 30, 2026 with respect to the consolidated financial statements of Prenetics Global Limited.

/s/ KPMG

Hong Kong, China

April 30, 2026